Exhibit 10

ADMINISTRATIVE SERVICES AGREEMENT

This agreement (“Agreement”), is entered into as of the             day of             , 2008, by and between Genworth Life and Annuity Insurance Company (“GLAIC”) and AssetMark Investment Services, Inc. (“AssetMark”).

RECITALS

WHEREAS, GLAIC is a stock life insurance company operating under a charter granted by the Commonwealth of Virginia that issues the LifeHarbor Group Guaranteed Income Contract (the “Contract”);

WHEREAS, GLAIC has issued the Contract to AssetMark, an investment adviser that is registered with the SEC under the Advisers Act;

WHEREAS, GLAIC has authorized Capital Brokerage Corporation (“CBC”) to act as the underwriter for the distribution of the certificates under the Contract (the “Certificates”), which are registered with the Securities and Exchange Commission (“SEC”) on Form S-1 under the 1933 Act, and CBC has entered into a selling agreement with broker-dealers;

WHEREAS, AssetMark sponsors the AssetMark Investment Services Program (“AssetMark Program”);

WHEREAS, broker-dealers, pursuant to the selling agreement entered into with CBC, solicit sales of the Certificates from current or prospective participants in the AssetMark Program (“AssetMark Participants”) who have established an account with certain eligible model asset allocation portfolios of AssetMark (“AssetMark Account”);

WHEREAS, the assets in the AssetMark Account are held by an authorized custodian selected by the AssetMark Participant;

WHEREAS, GLAIC and AssetMark desire, subject to the terms and conditions of this Agreement, that AssetMark provide certain administrative services to GLAIC in connection with the Certificates (“Administrative Services”) as described in Schedule A;

NOW, THEREFORE, in consideration of the premises cited above, which are hereby incorporated into the terms of this Agreement; and in consideration of the mutual covenants hereinafter set forth; and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged; the parties hereto, intending to be legally bound, agree as follows:

SECTION 1 DEFINITIONS

As used in this Agreement, the following terms shall have the respective meanings provided below:

1.01 1933 Act. The Securities Act of 1933, as amended.

1.02 1934 Act. The Securities Exchange Act of 1934, as amended.

1.03 Administrative Services. The services and corresponding standards set forth in Schedule A attached hereto.

1.04 Advisers Act. The Investment Advisers Act of 1940, as amended.

1.05 Affiliate. With respect to a person, any other person controlling, controlled by, or under common control with, such person.

1.06 Applicable Law. Applicable Federal and State laws and regulations including FINRA rules, and applicable regulatory interpretations thereof.

1.07 AssetMark Account. An advisory account offered by AssetMark and in connection with which the assets covered under the Certificate are held. An account is required to be managed according to the specified asset allocation model(s).

1.08 AssetMark Participants. Clients of AssetMark that participate in the AssetMark Program.

1.09 AssetMark Program. An advisory program sponsored by AssetMark, which makes available certain advisory, custodial, trading, and administrative services to financial professionals, such as investment advisors for use with their advisory clients.

1.10 Books and Records. All books and records that contain information related to the issuance and administration of the Contract and the Certificates, including without limitation, to the extent any of the following exist: (i) hard copy and microfiche records; (ii) all paper files; (iii) all electronic images: (iv) all computer data files; (v) all correspondence between AssetMark and Certificate Owners relating to the administration of the Certificate; (vi) the Certificate Owners’ account records including, but not limited to, purchases, contributions, withdrawals (permitted or excess), calculation and payment of base income payments, increases or decreases in account value, communications with Certificate Owners, or taxation of the Certificate; (vii) claim records; (viii) administrative records, and (xiii) accounting records; provided, however, that Books and Records shall not include any of AssetMark’s or GLAIC’s internal documentation of its own programs, systems and procedures or any of AssetMark’s or GLAIC’s books and records which are not related to the Certificates.

1.11 Certificate(s). The LifeHarbor Guaranteed Income Certificate issued by GLAIC pursuant to the terms of the Contract and registered on Form S-1 under the 1933 Act with the SEC (File No. 333-142494) as in effect at the time this Agreement is executed.

1.12 Certificate Owner. The person(s) or entity designated in the Certificate as the owner.

1.13 Contract. The LifeHarbor Guaranteed Income Contract issued by Genworth to AssetMark pursuant to which the Certificates are issued.

1.14 Effective Date. The date stated in the first paragraph of this Agreement.

1.15 GLAIC Rules. The written instructions, rules, bulletins, and manuals provided by GLAIC and accepted by AssetMark under this Agreement.

1.16 Participation Form. Any application, enrollment form, or similar form approved for use by GLAIC by which an AssetMark Participant applies for a Certificate.

1.17 Prospectus. The prospectus included within a Registration Statement, including supplements thereto filed under Rule 424 under the 1933 Act, from and after the date on which each shall have been filed and Free Writing Prospectus.

1.18 Registration Statement. At any time that this Agreement is in effect, each currently effective registration statement or each currently effective post-effective amendment thereto filed with the SEC under the 1933 Act on Form S-1 relating to the Certificates, including financial statements included in, and all exhibits to, such registration statement or post-effective amendment.

1.19 System. The group of computer programs, associated database dictionaries, utilities, and integrated third-party software utilized by AssetMark in the discharge of AssetMark’s obligations hereunder and any modifications, enhancements, improvements, updates, corrections, or changes made thereto.

SECTION 2 TERM

This Agreement shall commence on the Effective Date and shall continue until it is terminated in accordance with the termination provisions in Section 9 hereof (the “Term”).

SECTION 3 REPRESENTATIONS AND WARRANTIES OF ASSETMARK

AssetMark hereby represents and warrants to GLAIC as follows:

3.01 It is a corporation duly organized and validly existing and in good standing under the laws of the State of California.

3.02 It is empowered under Applicable Law and by its articles of incorporation, bylaws and other applicable documents to enter into and perform the services contemplated herein.

3.03 All requisite internal and external authorizations have been obtained for it to enter into and perform the services contemplated herein and to execute and deliver the Agreement, and when so executed and delivered, this Agreement will be the valid and binding obligation of AssetMark enforceable in accordance with its terms.

3.04 It has duly executed and delivered this Agreement, and neither such execution and delivery nor the performance by it of any of its obligations under this Agreement will (i) violate any provision of its article of association or operating agreement, (ii) result in a violation or breach of, or constitute a default or an event of default under, any indenture, mortgage, bond or other contract, license, agreement, permit, instrument or other commitment or obligation to which it is a party or by which it is bound or (iii) violate any law, rule, regulation, order or interpretation of any governmental body, writ, judgment, injunction or court decree (collectively, “Applicable Law”) applicable to it or its business.

3.05 It has obtained, and during the Term of this Agreement shall maintain, all licenses, permits, registrations and other governmental approvals necessary or advisable for the performance of its obligations under this Agreement.

3.06 Its business operations have been conducted, are now conducted, and will continue to be conducted in compliance in all material respects with all Applicable Law.

3.07 It has adequate and appropriate equipment, facilities, systems, and staff necessary to perform its duties and obligations under this Agreement.

3.08 It owns and has all rights to use the System and has the right to use any other programs, systems, databases, or software needed to perform its duties and obligations under this Agreement.

3.09 It is not subject to any current or pending litigation or regulatory action that would impair its ability to carry out its responsibilities and obligations under this Agreement.

SECTION 4 REPRESENTATIONS AND WARRANTIES OF GLAIC

GLAIC hereby represents and warrants to AssetMark as follows:

4.01 It is a corporation duly organized and validly existing and in good standing under the laws of the Commonwealth of Virginia.

4.02 It is empowered under Applicable Law and by its articles of incorporation, bylaws and other applicable documents to enter into and perform the services contemplated herein.

4.03 All authorizations have been obtained for it to enter into and perform this Agreement, and when so executed and delivered, this Agreement will be the valid and binding obligation of GLAIC enforceable in accordance with its terms.

4.04 It has duly executed and delivered this Agreement, and neither such execution and delivery nor the performance by it of any of its obligations under this Agreement will (i) violate any provision of its articles of incorporation or by-laws, (ii) result in a violation or breach of, or constitute a default or an event of default under, any indenture, mortgage, bond or other contract, license, agreement, permit, instrument or other commitment or obligation to which it is a party or by which it is bound or (iii) violate any Applicable Law.

4.05 It has obtained, and during the Term of this Agreement shall maintain, all licenses, permits, registrations, authorizations, orders, consents, and other governmental approvals necessary or advisable for the performance of its obligations under this Agreement.

4.06 Its business operations have been conducted, are now conducted, and will continue to be conducted in compliance in all material respects with all Applicable Law.

4.07 It has the equipment, facilities, systems, and staff necessary to perform its duties and obligations under this Agreement.

4.08 It is not subject to any current or pending litigation or a regulatory action that would impair its ability to carry out its responsibilities and obligations under this Agreement.

SECTION 5 ADMINISTRATION OF CERTIFICATES

5.01 Administrative Services. During the Term, AssetMark shall perform the Administrative Services at the standards set forth in Schedule A with respect to the Contracts and Certificates.

5.02 Break In A Service Standard

(a) If during the Term, GLAIC encounters a problem that it believes constitutes a “Break In A Service Standard,” as defined in Section 5.02(f) below, GLAIC shall promptly notify AssetMark in writing, and AssetMark shall promptly respond. If the problem is not immediately resolved between the parties, a representative of AssetMark that is listed in the AssetMark Schedule of Authorized Personnel in Schedule B and a representative of GLAIC, as listed in the GLAIC Schedule of Authorized Personnel in Schedule C, (collectively, the “Error Resolution Representatives”) shall, before the end of the first full business day following the initial notice provided by GLAIC to AssetMark, consult with each other concerning the existence, cause and remediation of such problem.

(b) If it is mutually determined by the Error Resolution Representatives that the problem constitutes a Break In A Service Standard, AssetMark shall immediately take such actions and make any modifications and/or changes as are required to correct the problem, without charge to GLAIC, and shall be liable to GLAIC for the liabilities, losses, damages, costs, or expenses GLAIC has incurred as a result of the Break In A Service Standard.

(c) If it cannot be mutually determined by the Error Resolution Representatives that the problem or error is the result of a Break in Service Standard as defined in Section 5.02(f), then any adverse impact to GLAIC and any applicable remedies will be subject to terms and conditions of Section 7.10 (Indemnification) and 7.11 (Dispute Resolution).

(d) If any mutually determined Break In A Service Standard caused by AssetMark, as described in Section 5.02(b) above:

(1) materially impacts the Administrative Services as determined by the Error Resolution Representatives;

(2) causes a violation of Applicable Law including, but not limited to, a violation of the federal securities laws, state insurance law, or state securities law; or

(3) breaches an “Essential GLAIC Standard,” as defined in Section 5.02(g) below,

and is not resolved (including the correction of all material repercussions of the error) within 30 days of the date AssetMark is given notice of the Break In A Service Standard, as described in Section 5.02(a) above, or within 30 days of the date AssetMark discovers or otherwise learns of the Break In A Service Standard, whichever is sooner, GLAIC shall be entitled to full restitution and damages.

(e) AssetMark shall report actual service results no less than monthly to GLAIC management in an Operations Report in a format agreeable to both AssetMark and GLAIC.

(f) For purposes of this Agreement, a “Break In A Service Standard” shall mean the failure of AssetMark to comply with any of the material performance criteria set forth in Schedule A. A Break In A Service Standard shall not include any loss, claim, damage or liability that arises solely out of reliance upon information furnished to AssetMark by GLAIC.

(g) For purposes of this Agreement, “An Essential GLAIC Standard” shall mean those performance criteria mutually designated by GLAIC and AssetMark as such in Schedule A.

5.03 Books and Records. During the Term, AssetMark shall, as agent of GLAIC, keep true and correct Books and Records relating to the performance of all Administrative Services hereunder in compliance with Applicable Law. AssetMark shall preserve Books and Records for the periods prescribed by such Applicable Law. GLAIC shall have the right to inspect and audit such accounts, books and records of AssetMark during normal business hours as provided for in Section 7 hereof. AssetMark shall promptly return the Books and Records to GLAIC upon termination of this Agreement; provided, however, AssetMark may keep copies of the Books and Records if, but only if and only for so long as, required by Applicable Law. Any expenses incurred by AssetMark in generating such copies shall be borne by AssetMark. It is expressly understood and agreed that the Books and Records are GLAIC’s sole property, and that such property shall be held by AssetMark as agent and on behalf of GLAIC, during the Term. It is also acknowledged and agreed that any such Books and Records may be maintained on photographic film, magnetic tape, disk, or other computer storage medium, if maintained in accordance with Applicable Law.

5.04 Registrations and Licenses. AssetMark shall obtain and maintain all registrations, licenses, memberships, approvals, orders and consents necessary to carry out its obligations hereunder during the term of this Agreement. AssetMark shall promptly notify GLAIC in writing upon the lapse, termination (without renewal), suspension, revocation or cancellation (without replacement) of any such registration, license, membership, approval, order or consent.

5.05 Duty to Inform. AssetMark shall promptly inform GLAIC of any of the following of which it becomes aware: any violation of law by its associated persons that would impact its ability to fulfill the terms and conditions of this Agreement or that relates to the Contract or Certificates; any complaint or allegation by a Certificate Owner; and any regulatory examination or allegation concerning the Contract or Certificates or the activities of AssetMark (or its associated persons) with respect to the Contract or Certificates.

5.06 Authorized Personnel of GLAIC. At any time AssetMark may apply to a person indicated on the “GLAIC Schedule of Authorized Personnel,” attached hereto as Schedule B, as a person authorized to give instructions or directions to and receive instructions or directions from AssetMark under this Section with respect to any matter arising in connection with this Agreement. AssetMark shall not be liable for, and shall be indemnified and held harmless by GLAIC against, any loss, cost, damage or expense arising from any action taken or omitted by AssetMark to the extent AssetMark can demonstrate that the action or omission was directed by a person listed in the GLAIC Schedule of Authorized Personnel. GLAIC may at any time provide AssetMark with written notice of any change of authority of persons authorized and designated as such in Schedule B.

5.07 Authorized Personnel of AssetMark. At any time GLAIC may apply to a person indicated on the “AssetMark Schedule of Authorized Personnel,” attached hereto as Schedule C, as a person authorized to give instructions or directions to and receive instructions or directions from GLAIC under this Section with respect to any matter arising in connection with this Agreement. GLAIC shall not be liable for, and shall be indemnified and held harmless by AssetMark against any loss, cost, damage or expense arising from any action taken or omitted by GLAIC to the extent GLAIC can demonstrate that the action or omission was directed by a person listed in the AssetMark Schedule of Authorized Personnel. AssetMark may at any time provide GLAIC with written notice of any change of authority of persons authorized and designated as such in Schedule C.

SECTION 6 COMPENSATION AND EXPENSES

6.01 Compensation. AssetMark is not entitled to any compensation for performing the Administrative Services under this Agreement. However, AssetMark acknowledges and agrees that the Certificates may be of significant value to AssetMark Participants and that AssetMark will benefit from sales and administration of the Certificates.

6.02 Expenses. Each party shall be obligated to pay all expenses it incurs in carrying out its duties under this Agreement.

SECTION 7 ADDITIONAL COVENANTS

7.01 GLAIC Rules. AssetMark will use its best efforts to provide information, to GLAIC within one (1) Business Day, provided, however, that AssetMark shall in all cases provide such information within three (3) business days. AssetMark agrees to comply with the GLAIC Rules that are attached as Schedule D. AssetMark agrees to comply with all future amendments, supplements and deletions to the GLAIC Rules, unless AssetMark reasonably believes such amendments, supplements or deletions are unreasonable. Any amendments, supplements or deletions to the GLAIC Rules shall be deemed accepted by AssetMark unless AssetMark provides written notification of its objection within ten business days of receipt of any such amendment, supplement or deletion. Any disagreement among the parties concerning an amendment, supplement or deletion to the GLAIC Rules that is not resolved within ten business days of GLAIC’s receipt of such notification from AssetMark, shall be resolved in accordance with the provisions of Section 7.11 hereof.

7.02 Inspections/Visits. During the Term of this Agreement, GLAIC and its agents shall have the right, upon prior written notice of at least five business days, to periodically visit AssetMark during ordinary business hours, provided that such inspections/ visits do not exceed four times per calendar year or one time per calendar quarter. During such visits, GLAIC and its agents shall be given: (i) reasonable access to AssetMark’s System, operations, procedures, personnel, and manuals that relate to the services provided under this Agreement, and (ii) the ability to examine and analyze the Books and Records. Each notice shall state the agenda for the visit and the goals to be accomplished.

7.03 Compliance Responsibilities. AssetMark agrees to provide Administrative Services in compliance with all Applicable Law. AssetMark acknowledges and agrees that it is responsible for the activities of its employees, agents and affiliates, associated persons in the performance of its responsibilities hereunder. AssetMark acknowledges and agrees that its compliance obligations include, in part, the satisfaction of requirements regarding suitability and other sales-related regulation requirements, including anti-money laundering requirements and other functions.

7.04 Financial Statements. While this Agreement is in effect, upon request by GLAIC, AssetMark shall provide GLAIC with audited annual financial statements within ten business days of their receipt by AssetMark and unaudited quarterly financial statements regarding its financial operations forty five (45) days following the end of a calendar quarter.

7.05 Security of Operations. AssetMark shall maintain off-site backup files on a daily basis of its systems, procedures, Books and Records, documents, files, and other materials relating to the Agreement.

7.06 Disaster Recovery Plan. Within ninety (90) days after execution of this Agreement, AssetMark shall develop and provide to GLAIC a commercially reasonable written disaster recovery plan for maintaining its Administrative Service obligations. Upon completion, the Disaster Recovery Plan shall be attached hereto and incorporated herein as Schedule E. AssetMark shall use commercially reasonable efforts to: (i) test the operability of the Disaster Recovery Plan at least once every twelve (12) months and revise the Disaster Recovery Plan to assure its continued operability; (ii) update the Disaster Recovery Plan to assure compliance with any changes in applicable laws; and (iii) activate the Disaster Recovery Plan upon the occurrence of a disaster or significant outage (as further defined in such Disaster Recovery Plan).

7.07 Confidentiality.

(a) “Confidential Information” includes (i) any information obtained pursuant to this Agreement; (ii) any information concerning customers of the parties or customers of their Affiliates, including, without limitation, their identities, addresses, and telephone numbers; (iii) any non-public materials, of either party, relating to the Certificates; (iv) any information as to a party’s or its Affiliate’s business methods, operations, or affairs, or the processes and systems used in the operation of its or its Affiliate’s business; (v) all information concerning the parties and their Affiliates that is identified as confidential by either party; and (vi) information required to be treated as confidential under Applicable Law. For purposes of Section 7.07 and Section 7.09 of the Agreement, the term “Customer” shall mean (i) Certificate Owners and owners of other insurance policies issued by GLAIC, and (ii) participants in the AssetMark program or other clients of AssetMark.

(b) “Confidential Information” does not include (i) information which is now available in the public domain or which in the future enters the public domain through no fault of the receiving party; (ii) information that is disclosed to the receiving party by a third party without violation by such third party of an independent obligation of confidentiality of which the receiving party is aware; (iii) information that is independently developed by a party or its Affiliate in the ordinary course of business outside of this Agreement; or (iv) information whose disclosure by the receiving party is consented to in writing by the disclosing party.

(c) The receiving party agrees to:

(1) hold and ensure its employees and agents, and Affiliates, and any employees and agents of such Affiliates, hold the Confidential Information in strict confidence;

(2) not copy, reproduce, sell, assign, license, market, transfer, or otherwise dispose of, give, or disclose such Confidential Information to third parties or to its own personnel, or to use such information for any purposes whatsoever other than the provision of services hereunder, and shall advise its employees and associated persons who may be exposed to such Confidential Information of their obligations to keep such information confidential and not to disclose or use such information except as expressly provided herein;

(3) and advise each of its employees who may be exposed to the Confidential Information to keep such information confidential.

In the event that the receiving party is requested to disclose all or any part of the Confidential Information under the terms of a valid subpoena or order issued by a court of competent jurisdiction or by a governmental body, the receiving party shall notify the disclosing party promptly of such request and shall provide the disclosing party with reasonable assistance in obtaining an order or other reliable assurance that confidential treatment will be accorded to such portion of the Confidential Information that the disclosing party so designates.

The parties agree to maintain appropriate internal controls, safeguards, policies and procedures to comply with this Section 7 of this Agreement.

It is agreed and understood that, in the event of a breach of this Section, damages may be an inadequate remedy and the appropriate party shall be entitled to apply for injunctive relief to restrain any such breach, threatened or actual, pending the outcome of arbitration.

7.08 Nonpublic Personal Information.

(a) AssetMark and GLAIC acknowledges that it is subject to Title V of the Gramm-Leach-Bliley Act of 1999 and to implementing regulations enacted by the SEC (“Regulation S-P”). No nonpublic personal information regarding “customers” or “consumers” of AssetMark or GLAIC, as those terms are defined in Regulation S-P, may be shared with third parties, except in accordance with the disclosures contained in the Privacy Notices that shall be provided by AssetMark and GLAIC to customers in accordance with the requirements of Regulation S-P.

(b) AssetMark and GLAIC shall adopt written policies and procedures that establish adequate administrative, technical, and physical safeguards for the protection of customer records and information as required by Rule 30 under Regulation S-P. These policies and procedures shall be reasonably designed to (i) ensure the security and confidentiality of customer records and information, (ii) protect against anticipated threats or hazards to the security and integrity of customer records and information, and (iii) protect against unauthorized access to or use of customer records or information.

7.09 Investigations and Customer Complaints. The parties shall notify each other promptly of any customer complaint or notice of any insurance, securities, or other regulatory or judicial investigation or proceeding received by a party with respect to the Certificates or with respect to the parties or any of their Affiliates, agents, representatives, or employees, if such complaint, investigation or proceeding is in connection with the Certificates.

(a) Investigations and Proceedings. The parties shall cooperate fully in any insurance, securities, or other regulatory or judicial investigation or proceeding arising in connection with the Certificates or with respect to the parties, their Affiliates, and their agents, representatives, or employees to the extent that such investigation or proceeding is in connection with the Certificates.

(b) Customer Complaints. The parties shall cooperate with each other and with each of their Affiliates in resolving all customer complaints with respect to the Certificates. Any response by either party to a customer complaint shall be sent to the other party not less than five business days prior to its being sent to the customer or any regulatory authority, except that if a more prompt response is required, the proposed response shall be communicated by telephone, email or facsimile. In any event, neither party shall release any such response without providing the other party with prior written notice.

7.10 Indemnification.

(a) By GLAIC. GLAIC shall indemnify and hold harmless AssetMark and its Affiliates, and any officer, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which AssetMark or any of its Affiliates may become subject, under Applicable Law or at common law or otherwise, insofar as such losses, claims, damages or liabilities:

(1) Arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, in light of the circumstances in which they were made, contained in any Registration Statement or Prospectus; in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission is: (i) made in reliance upon information furnished to AssetMark by GLAIC or (ii) in any written information relating to the Certificates provided by GLAIC or an Affiliate thereof;

(2) Result from any material breach by GLAIC or any officer, director, employee, agent, or subcontractor thereof of any provision of this Agreement including, but not limited to, any material breach of any representation or warranty made by GLAIC in this Agreement; or

(3) Result because of GLAIC’s or an officer’s, director’s, employee’s, agent’s, or subcontractor’s violation of Applicable Law.

This indemnification shall be in addition to any liability that GLAIC may otherwise have; provided, however, that no person shall be entitled to indemnification pursuant to this provision if such loss, claim, damage or liability is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the person seeking indemnification.

(b) By AssetMark. AssetMark shall indemnify and hold harmless GLAIC and each Affiliate of GLAIC, and any officer, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which GLAIC or any such Affiliate or person may become subject under Applicable Law at common law or otherwise, insofar as such losses, claims, damages or liabilities:

(1) Arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, in light of the circumstances in which they were made, contained in any Registration Statement or Prospectus; in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission is: (i) made in reliance upon information furnished to GLAIC by AssetMark or an Affiliate thereof or (ii) in any written information relating to the Certificates provided by AssetMark or an Affiliate thereof;

(2) Result from any material breach by AssetMark or any officer, director, employee, agent, or subcontractor thereof of any provision of this Agreement including, but not limited to, any material breach of any representation or warranty made by AssetMark in this Agreement; or

(3) Result because of AssetMark’s or an officer’s, director’s, employee’s, agent’s, or subcontractor’s violation of applicable law.

This indemnification shall be in addition to any liability that AssetMark may otherwise have; provided, however, that no person shall be entitled to indemnification pursuant to this provision if such loss, claim, damage or liability is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the person seeking indemnification.

(c) Process. After receipt by a party entitled to indemnification (“Indemnified Party”) under this Section of this Agreement of notice of the commencement of any action, if a claim in respect thereof is to be made against any person obligated to provide indemnification under this Section (“Indemnifying Party”), such Indemnified Party shall notify the Indemnifying Party in writing of the commencement thereof as soon as practicable thereafter, provided that the omission to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability under this Section of this Agreement, except to the extent that the omission results in a failure of actual notice to the Indemnifying Party and such Indemnifying Party is damaged solely as a result of the failure to give such notice. The Indemnifying Party, upon the request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (1) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (2) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment if required by the terms of this Agreement.

(d) Survival of Indemnification. The indemnification provisions contained in this Section shall remain operative in full force and effect, regardless of (1) any investigation made by or on behalf of GLAIC or by or on behalf of any controlling person thereof, (2) delivery of the Certificates and payments therefore, and (3) any termination of this Agreement. A successor by law of AssetMark or GLAIC, as the case may be, shall be entitled to the benefits of the indemnification provisions contained in this Section of this Agreement.

7.11 Dispute Resolution.

(a) All controversies and claims arising out of or relating to this Agreement, or the breach hereof, shall be settled by arbitration by the American Arbitration Association in accordance with its Commercial Arbitration Rules and Title 9 of the U.S. Code. The place of arbitration shall be the State of New York.

(b) The number of arbitrators shall be three, one of whom shall be appointed by GLAIC and one of whom shall be appointed by AssetMark, and the third of whom shall be selected by mutual agreement of the first two arbitrators, or by the administering authority if the first two arbitrators do not arrive at a mutual agreement within thirty (30) days of the selection of the second arbitrator.

(c) The arbitrators shall have no authority to award punitive damages or any other damages not measured by the prevailing party’s actual damages, and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of the Agreement.

(d) Either party may seek injunctive relief, either from the arbitrators or any court having jurisdiction hereof, to maintain the status quo until such time as the arbitration award is rendered or the controversy is otherwise resolved.

(e) Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

SECTION 8 ASSIGNMENT

This Agreement shall be binding on and shall inure to the benefit of the respective successors and assigns of the parties hereto, provided that no party shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other parties.

SECTION 9 TERMINATION

9.01 This Agreement may be terminated in the following manner:

(a) By any party, immediately, if another party materially breaches this Agreement, unless the breach is cured within [sixty] days

(b) By any party, immediately, if another party is placed in receivership or conservatorship or other proceedings pursuant to which it is substantially prevented from continuing to engage in the lines of business relevant to the subject matter hereof.

(c) By any party, immediately, if another party becomes a debtor in bankruptcy, whether voluntary or involuntary, or is the subject of an insolvency, rehabilitation, or delinquency proceeding.

(d) By GLAIC, immediately, if AssetMark ceases to maintain registrations, licenses, memberships, approvals, orders and consents necessary to carry out its obligations hereunder.

(e) By any party, immediately, if another party becomes subject to a criminal indictment or information or similar proceedings.

(f) By any party, immediately, if GLAIC ceases to issue the Certificates for any reason.

(g) By any party, immediately, upon an assignment or transfer of this Agreement that does not comply with the provisions of Section 8 of this Agreement.

(h) By any party, immediately, upon a material corporate event affecting any other party such as, but not limited to, involvement in a merger, acquisition, reorganization, or change in business structure.

(i) By any party, immediately, if in its good faith judgment there is an event, occurrence or circumstance (including the enactment of federal or state legislation, or court decision) or a change in circumstances, which results or is likely to result in material adverse publicity to any party to this Agreement or an Affiliate thereof which substantially and materially undermines the distribution or servicing of the Certificates, or the reputation and goodwill of any party to this Agreement or an Affiliate.

(j) By GLAIC, upon a Break In a Service Standard of the type described in Section 5.02(d) above.

9.02 Ongoing Obligations

(a) Termination Not for Cause. In the event that this Agreement is terminated pursuant to Section 9.01(a), in order to assist in providing uninterrupted service to GLAIC, AssetMark shall, at GLAIC’s election, offer reasonable assistance to GLAIC for a maximum of eighteen months after any such termination, to:

(1) convert all of the records from AssetMark’s System to whatever new service or system is selected by GLAIC, or

(2) implement AssetMark’s System at an in-house site selected by GLAIC, which help shall include assistance in implementing and reinstalling the System at GLAIC’s designated in-house site, a condition precedent of which shall be GLAIC entering into a license agreement for the System software for the fee provided pursuant to Schedule H attached hereto, during which time AssetMark shall continue to perform the services imposed on AssetMark pursuant to this Agreement.

(b) Termination For Cause. In the event of a termination of this Agreement by GLAIC for cause under Section 9.01(b), 9.01(c), 9.01(d), 9.01(e), 9.01(f), 9.01(g), 9.01(i), 9.01(j), 9.01(k), 9.01(l), or 9.01(m) GLAIC may, in addition to all other rights and remedies it has at law, in equity, or otherwise, may elect, within thirty days after the termination of this Agreement, to purchase a license for the System software for the fee provided pursuant to Schedule H attached hereto.

9.03 Notwithstanding any termination of this Agreement, AssetMark shall continue to service customers that have already purchased the Certificates in accordance with the GLAIC Rules.

9.04 Continuation of Provisions After Termination. The provisions in Sections 3, 4, 5, 6, 7, 8 and 10 shall survive the termination of this Agreement.

SECTION 10 MISCELLANEOUS

10.01 Paramount Provision. GLAIC acknowledges that AssetMark may be considered a third party administrator with respect to the Administrative Services contemplated hereunder as such term is defined in various statutes and regulations enacted in different states of the United States (collectively, the “TPA Rules”). GLAIC agrees that the terms and conditions set forth in this Agreement shall be subject to, and modified by, any of the TPA Rules which may apply to AssetMark or GLAIC with respect to this Agreement. If any such TPA Rules are in conflict with any provision of this Agreement, this Agreement shall be modified to comply with the TPA Rules to the extent applicable, subject to conformity of other regulations. If the TPA Rules require the inclusion of language regarding an issue covered in the TPA rules which is not so covered in this Agreement, GLAIC agrees to amend this Agreement to include such language. In the event of any such changes, the parties shall negotiate in good faith to minimize any adverse effect of such change on either party hereto.

10.02 Relationship of Parties. AssetMark is an independent contractor of GLAIC for purposes of providing the administrative services hereunder. Nothing herein shall constitute AssetMark or its agents, officers or employees as agents, officers or employees of GLAIC; provided, however, that nothing in this Section 10.02 shall prohibit AssetMark or its agents, officers or employees from also being agents, officers or employees of GLAIC and vice versa. AssetMark shall have no authority with respect to GLAIC nor shall it represent itself as having such authority, other than as is specifically set forth in this Agreement.

10.03 Rights, Remedies, Etc. are Cumulative. The rights, remedies, and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

10.04 Use of Third Party Service Providers. Subject to the terms of this Agreement, AssetMark and GLAIC may utilize the services of any third party in fulfilling its obligations under this Agreement; provided, however, that in such event, the party utilizing the services of a third party shall (1) provide written notice to, and obtain the written approval of, the other party with respect to the selection of such third party service provider; (2) enter into a contractual arrangement with such third party that prohibits the third party from disclosing or using any information obtained by it for any purpose other than to carry out the purposes of this Agreement; (3) remain fully responsible for its duties and obligations under this Agreement; and (4) remain fully responsible for any acts or omissions of such third party service provider.

10.05 Notices. All notices hereunder shall be made in writing and shall be effective upon delivery, which shall be made by hand delivery or by registered or certified United States mail with return receipt requested to the addresses set forth below, or to such other address as any party may request by giving written notice to the other party:

If to GLAIC:

With a simultaneous copy to:

If to AssetMark:

With a simultaneous copy to:

10.06 Jurisdiction. This Agreement shall be construed and its provisions interpreted under and in accordance with the internal laws of the Commonwealth of Virginia, without giving effect to principles of conflict of laws.

10.07 Force Majeure. Each party shall be excused from performance for any period and to the extent that the party is prevented from performing any of its responsibilities, in whole or in part, as a result of an act of God, war, civil disturbance, court order, labor dispute or causes beyond that party’s reasonable control including, without limitation, failures or fluctuation in electric power, heat, light, air conditioning or telecommunications equipment (“force majeure”), and such nonperformance shall not constitute a default; provided, however, that AssetMark shall not be excused from performance following any force majeure event to the extent such performance is required in connection with implementation of the Disaster Recovery Plan required to be adopted by AssetMark pursuant to Section 7 of this Agreement.

10.08 Amendments. No change may be made to the terms or provisions of this Agreement except by written agreement signed by all the parties.

10.09 Severability. If any provision of this Agreement is held invalid, illegal, unenforceable, or in conflict with the law of any jurisdiction, such provision shall be enforced to the extent permitted under applicable law, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

10.10 Waiver. The failure by a party to insist upon strict compliance with any condition of this Agreement shall not be construed as a waiver of such condition. Waiver by one party to this Agreement of any obligation of another party to this Agreement does not constitute a waiver of any further or other obligation of such party.

10.11 Section and Other Headings. The headings in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

10.12 Construction. All the parties hereto have participated, directly or indirectly, in the negotiations and preparation of this Agreement. In no event shall this Agreement be construed more or less stringently against any party hereto by reason of a party being construed as the principal drafting party hereto.

10.13 Counterparts. This Agreement may be executed in two or more counterparts, each of which taken together shall constitute one and the same instrument.

10.14 Complete Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior oral or written understandings, agreements or negotiations between the parties with respect to such subject matter. No prior writings by or between the parties with respect to the subject matter hereof may be used by either party in connection with the interpretation of any provision of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized partners and officers, all as of the date first above written.

GENWORTH LIFE AND ANNUITY INSURANCE COMPANY

(SEAL)
[Name]
[Title]

ASSETMARK INVESTMENT SERVICES, INC.

(SEAL)
[Name]
[Title]

SCHEDULE A

ADMINISTRATIVE SERVICES TO BE PROVIDED BY ASSETMARK

SCHEDULE B

AssetMark Authorized Personnel

SCHEDULE C

GLAIC Authorized Personnel

SCHEDULE D

GLAIC Rules

SCHEDULE E

Disaster Recovery Plan

SCHEDULE F

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